UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CV THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3172 Porter Drive

Palo Alto, California 94304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 6, 2006

TO THE STOCKHOLDERS OF CV THERAPEUTICS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CV Therapeutics, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, June 6, 2006, at 8:00 a.m. local time at 3172 Porter Drive, Palo Alto, California 94304 for the following purposes:

1.	To elect three (3) directors of the Company, each to serve until the 2009 Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. The Company’s Board of Directors has nominated the following persons for election as directors:

Louis G. Lange, M.D., Ph.D.        Peter Barton Hutt, Esq.        Thomas E. Shenk, Ph.D.

2.	To approve the amendment and the restatement of the Company’s Employee Stock Purchase Plan.

3.	To approve the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation in order to (i) increase the Company’s authorized number of shares of common stock from 85,000,000 shares to 180,000,000 shares and (ii) amend the liability and indemnification provisions with respect to the Company’s directors and officers.

4.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2006.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 12, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Alan C. Mendelson

Secretary

Palo Alto, California

May     , 2006

All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. You may also submit your completed proxy via the Internet or by telephone by following the instructions on the enclosed proxy. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

CV THERAPEUTICS, INC.

3172 Porter Drive

Palo Alto, California 94304

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

June 6, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of CV Therapeutics, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on June 6, 2006, at 8:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 3172 Porter Drive, Palo Alto, California 94304. The Company intends to mail this proxy statement and accompanying proxy card on or about May     , 2006 to all stockholders entitled to vote at the Annual Meeting. A copy of the Company’s Annual Report for the fiscal year ended December 31, 2005 is enclosed with this proxy statement.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company’s request, MacKenzie Partners, Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but MacKenzie Partners, Inc. will be paid its customary fee, estimated to be $6,000, if it renders solicitation services.

Voting Rights and Outstanding Shares

Only holders of record of the Company’s common stock at the close of business on April 12, 2006 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 12, 2006, the Company had outstanding and entitled to vote 45,052,027 shares of common stock. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Shares of common stock may not be voted cumulatively.

Unless otherwise instructed, shares represented by executed proxies in the form accompanying this proxy statement will be voted “FOR” the election of the nominees of the Board (Proposal 1), “FOR” the amendment and restatement of the Company’s Employee Stock Purchase Plan (Proposal 2), “FOR” the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation (Proposal 3), and “FOR” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company (Proposal 4), and at the proxy holder’s discretion, on such other matters, if any, that may come before the Annual Meeting.

Voting Quorum, Abstentions and Broker Non-Votes

The affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the Annual Meeting is required for the election of the nominees of the Board (Proposal 1), assuming a quorum is present. The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for the amendment and restatement of the Employee Stock Purchase Plan (Proposal 2), assuming a quorum is present. The affirmative vote of the holders of a majority of the issued and outstanding shares of the Company’s common stock is required for the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation (Proposal 3), assuming a quorum is present. The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company (Proposal 4), assuming a quorum is present.

A majority of the outstanding shares of common stock, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the Annual Meeting. Holders of record of the Company’s common stock will be part of the quorum if such holders have voted by proxy.

Shares that are voted “FOR”, “AGAINST” or “ABSTAIN” will be treated as present at the Annual Meeting for purposes of establishing a quorum and are also counted towards the tabulation of votes eligible to be cast on proposals presented to the stockholders at the Annual Meeting. Consequently, shares voted “ABSTAIN” will have the same effect as negative votes. In the event that a broker, bank, custodian, nominee or other record holder of the Company’s common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a “broker non-vote”), those shares will be counted for the purposes of establishing a quorum, but will not be counted for any purpose in determining whether a proposal has been approved. With respect to the election of nominees of the Board (Proposal 1), votes of “WITHHELD” and broker non-votes will have no effect on the election of such nominees, because Proposal 1 requires a plurality of the votes present in person or by proxy and entitled to vote at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Voting Via the Internet or by Telephone

Stockholders may vote their shares on the Internet or by telephone. The laws of Delaware, under which the Company is incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder.

Submitting a proxy via the Internet or by telephone will not affect a stockholder’s right to vote in person should he or she decide to attend the Annual Meeting.

THE INTERNET AND TELEPHONE VOTING PROCEDURES BELOW ARE DESIGNED TO AUTHENTICATE STOCKHOLDERS’ IDENTITIES, TO ALLOW STOCKHOLDERS TO GIVE THEIR VOTING INSTRUCTIONS AND TO CONFIRM THAT STOCKHOLDERS’ INSTRUCTIONS HAVE BEEN RECORDED PROPERLY. STOCKHOLDERS VOTING VIA THE INTERNET OR BY TELEPHONE SHOULD UNDERSTAND THAT THERE MAY BE COSTS ASSOCIATED WITH ELECTRONIC ACCESS, SUCH AS USAGE CHARGES FROM INTERNET ACCESS PROVIDERS AND TELEPHONE COMPANIES, THAT MUST BE BORNE BY THE STOCKHOLDER.

For Shares Registered in Your Name

Stockholders of record may go to www.eproxy.com/cvtx to vote on the Internet. They will be required to provide the company number and control number contained on their proxy cards. The stockholder will then be asked to complete an electronic proxy card. The votes will be generated on the computer screen and the stockholder will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also vote by calling 1-800-560-1965 (toll-free) and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name will receive voting instruction forms from their banks, brokers or other agents, rather than the Company’s proxy card. Beneficial owners whose stock is held in street name should review these instructions to determine whether they can vote their shares on the Internet or by telephone.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by (i) filing with the Secretary of the Company at the Company’s principal executive office, 3172 Porter Drive, Palo Alto, California 94304, a written notice of revocation or a duly executed proxy bearing a later date, (ii) casting a later vote via the Internet or by telephone or (iii) attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2007 Annual Meeting of Stockholders is the close of business on December 29, 2006. Proposals of stockholders intended to be presented at the Company’s 2007 Annual Meeting of Stockholders without inclusion of such proposals in the Company’s proxy statement and form of proxy relating to such meeting must be received by the Company no later than the close of business on April 7, 2007, and no earlier than the close of business on March 8, 2007.

The chairman of the Company’s 2007 Annual Meeting of Stockholders may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation and Restated Bylaws provide that the Board shall be divided into three (3) classes, with each class having a three (3)-year term. Except as otherwise provided by law, vacancies on the Board shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum of the Board, and not by the stockholders, unless the Board determines by resolution that any such vacancies shall be filled by the stockholders. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board is presently composed of eight (8) members. There are three (3) directors in the class whose term of office expires in 2006. Each of the nominees for election to this class is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2009 annual meeting and until such person’s successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, shares voted “FOR” such nominee will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

The Board has determined that two (2) of the three (3) director nominees, Peter Barton Hutt, Esq. and Thomas E. Shenk, Ph.D., are “independent” as that term is defined in the Nasdaq Marketplace Rules.

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2009 Annual Meeting

The names of the Board’s nominees for election as directors, and certain information about them and the Board’s other continuing directors as of March 31, 2006, is set forth below.

Name of Director	Age	Principal Occupation	Director Since
Louis G. Lange, M.D., Ph.D.	57	Chairman of the Board, Chief Executive Officer, and Chief Science Officer	1992
Peter Barton Hutt, Esq.	71	Senior Counsel of the law firm of Covington & Burling	2000
Thomas E. Shenk, Ph.D.	59	Elkins Professor of Molecular Biology, Princeton University	2004

Louis G. Lange, M.D., Ph.D., was a founder of CV Therapeutics and has served as our Chairman of the Board and Chief Executive Officer since August 1992, and as our Chief Science Officer since December 2005. Dr. Lange has served as a trustee on the University of Rochester Board of Trustees since May 1997, a member of the governing body of the Emerging Company Section of the Biotechnology Industry Organization since February 1999, and serves on the boards of directors of Maxygen, Inc. and several private companies. From 1980 to 1992, Dr. Lange served on the faculty of Washington University School of Medicine, including as Chief of Cardiology at Jewish Hospital in St. Louis, Missouri from 1985 to 1992, and as a Professor of Medicine from 1990 until 1992. Dr. Lange holds an M.D. from Harvard Medical School and a Ph.D. in biological chemistry from Harvard University.

Peter Barton Hutt, Esq., has served as a director of CV Therapeutics since August 2000. Mr. Hutt is senior counsel in the Washington, D.C. law firm of Covington & Burling, specializing in food and drug law and trade association law. From 1971 to 1975, he was Chief Counsel for the United States Food and Drug Administration. He is the coauthor of a casebook used to teach food and drug law and teaches a full course on this subject each year during winter term at Harvard Law School. He is a member of the Institute of Medicine of the National Academy of Sciences, and has served on the IOM Executive Committee. Mr. Hutt also serves on the boards of directors of Favrille, Inc., Introgen Therapeutics, Inc., Ista Pharmaceuticals, Momenta Pharmaceuticals, Inc. and Xoma Ltd. Mr. Hutt also serves on a wide variety of academic and scientific advisory boards and on the boards of directors of several private companies. Mr. Hutt has served on the IOM Roundtable for the Development of Drugs and Vaccines Against AIDS, the Advisory Committee to the Director of the National Institutes of Health, the National Academy of Sciences Committee on Research Training in the Biomedical and Behavioral Sciences, the NIH Advisory Committee to Review Current Procedures for Approval of New Drugs for Cancer and AIDS established by the President’s Cancer Panel of the National Cancer Institute at the request of former President Bush, and five Office of Technology Assessment advisory panels. Mr. Hutt has twice been a councilor of the Society for Risk Analysis and is presently Legal Counsel to the Society as well as the American College of Toxicology. Mr. Hutt earned a B.A. degree from Yale University, an LL.B. from Harvard University and an L.L.M. from New York University.

Thomas E. Shenk, Ph.D., has served as a director of CV Therapeutics since December 2004. Dr. Shenk has been Elkins Professor of Molecular Biology at Princeton University since 1984 and is a world-renowned expert in virology and gene therapy with over 20 years of experience in the biopharmaceutical field. Dr. Shenk is a member of the National Academy of Sciences, the Institute of Medicine, the American Academy of Arts and Sciences and the American Academy of Microbiology. He is a past president of the American Society for Virology and past president of the American Society for Microbiology, and has published more than 225 scientific papers in various journals. Dr. Shenk is also a member of the boards of directors of Merck & Co., Inc. and Cell Genesys, Inc. Dr. Shenk, who trained as a postdoctoral fellow in molecular biology at Stanford Medical Center, received his B.S. in biology from the University of Detroit and his Ph.D. in microbiology from Rutgers University.

The Board Unanimously Recommends a Vote in Favor of Each of the Nominees Set Forth Above.

Directors Continuing in Office Until the 2007 Annual Meeting

Name of Director	Age	Principal Occupation	Director Since
Thomas L. Gutshall	68	Chairman of the Board of Directors of Cepheid	1994
Kenneth B. Lee, Jr.	58	General Partner of Hatteras BioCapital	2002

Thomas L. Gutshall has served as a director of CV Therapeutics since December 1994. Mr. Gutshall has served as Chairman of the board of directors of Cepheid, a diagnostics company, since 1996 and from August 1996 to April 2002, Mr. Gutshall also served as Chief Executive Officer of Cepheid. From September 1996 to December 2002, Mr. Gutshall served as a consultant to CV Therapeutics, and from January 1995 to September 1996, he served as our President and Chief Operating Officer. From June 1989 until December 1994, Mr. Gutshall served as Executive Vice President at Syntex Corporation, a pharmaceutical and healthcare company. Mr. Gutshall serves on the boards of directors of several private companies. Mr. Gutshall earned a B.S. degree in chemical engineering from the University of Delaware and completed the Executive Marketing Management Program at Harvard Business School.

Kenneth B. Lee, Jr., has served as a director of CV Therapeutics since January 2002. Mr. Lee is a general partner of Hatteras BioCapital. Mr. Lee served as President of A.M. Pappas & Associates, an international life sciences venture development company, from January 2002 to June 2002. From September 1972 to December 2001, Mr. Lee was a partner and employee at Ernst & Young LLP and Ernst & Young Capital Advisors, LLC. While at Ernst & Young, Mr. Lee served as head of their Health Sciences Investment Banking group from 2000 to 2001, as a Transaction Advisor of their Center for Strategic Transactions from 1997 to 2000, and as Co-Chairman of their International Life Sciences Practice from 1995 to 1997. Mr. Lee formerly served on the Emerging Companies Section of the Board of the Biotechnology Industry Organization and on the Board of the California Healthcare Institute. Mr. Lee currently serves on the boards of directors of Abgenix, Inc., Inspire Pharmaceuticals, Inc., Pozen Inc. and a private company. Mr. Lee also serves on the Board of Visitors of Lenoir-Rhyne College, the Board of the North Carolina Biotechnology Industry Organization and the Board of Visitors of the Lineberger Cancer Center of the University of North Carolina at Chapel Hill. Mr. Lee received a B.A. degree from Lenoir-Rhyne College and an M.B.A. degree from the University of North Carolina at Chapel Hill, and is a certified public accountant.

Directors Continuing in Office Until the 2008 Annual Meeting

Name of Director	Age	Principal Occupation	Director Since
Santo J. Costa	60	Retired Vice Chairman, Quintiles Transnational Corp.	2001
Joseph M. Davie, M.D., Ph.D.	66	Retired Senior Vice President Department of Research, Biogen, Inc. (now Biogen Idec)	2006
Barbara J. McNeil, M.D., Ph.D.	65	Chairman of the Department of Health Care Policy, Harvard Medical School	1994

Santo J. Costa has served as a director of CV Therapeutics since May 2001. Mr. Costa retired as Vice Chairman of Quintiles Transnational Corp. in May 2001. While at Quintiles, Mr. Costa also served as President and Chief Operating Officer from 1994 until 1999. Previously, Mr. Costa served as Senior Vice President, Administration and General Counsel of Glaxo Inc., where he sat on the company’s board of directors. Previously, Mr. Costa was U.S. Area Counsel for Merrell Dow Pharmaceuticals. Mr. Costa started his career as food and drug counsel for Norwich/Eaton Pharmaceuticals. Mr. Costa currently serves on the boards of directors of Labopharm Inc., NeuroMedix Inc., NPS Pharmaceuticals, Inc. and several private companies. Mr. Costa is also of counsel to the law firm of Maupin Taylor P.A. Mr. Costa received a B.S. degree in pharmacy and a J.D. from St. John’s University.

Joseph M. Davie, M.D., Ph.D., has served as a director of CV Therapeutics since January 2006. Dr. Davie was Senior Vice President of Research at Biogen, Inc. (now Biogen Idec), a biopharmaceutical company, from 1993 to 2000, and held several positions at G.D. Searle & Co., including President of Research and Development and Senior Vice President of Science and Technology, from 1987 to 1993. Dr. Davie was professor and head of the Department of Microbiology and Immunology at Washington University School of Medicine from 1975 to 1987. He currently serves as a director of Targeted Genetics Corporation, Curis, Inc., Inflazyme Pharmaceuticals, Ltd. and several privately held companies. Dr. Davie received his A.B., M.A. and Ph.D. in bacteriology from Indiana University and his M.D. from Washington University School of Medicine.

Barbara J. McNeil, M.D., Ph.D., has served as a director of CV Therapeutics since December 1994. Since 1990, Dr. McNeil has served as the Ridley Watts Professor of Health Care Policy at Harvard Medical School. In addition, since 1988, she has served as the Chair of the Department of Health Care Policy at Harvard Medical School. Since 1983, Dr. McNeil has been a Professor of Radiology at both Harvard Medical School and Brigham and Women’s Hospital in Boston, Massachusetts. Dr. McNeil serves on the board of directors of Edwards Lifesciences Corporation. Dr. McNeil holds an M.D. from Harvard Medical School and a Ph.D. in biological chemistry from Harvard University.

Board Meetings, Independence and Committees

During the fiscal year ended December 31, 2005, the Board held seven (7) meetings. During the fiscal year ended December 31, 2005, all directors attended at least seventy-five percent (75%) of the meetings of the Board and of the committees on which they served that were held during the period for which they were a director or committee member, respectively, except for John Groom, who resigned from the Board in December 2005. Although the Company does not have a formal policy regarding attendance by members of the Board at its annual stockholder meeting, the Company encourages directors to attend and historically many of them have attended its annual stockholder meetings. To facilitate attendance and reduce travel costs, the Company usually schedules its annual stockholder meeting to occur on the same day as a periodic meeting of the Board, although scheduling conflicts have occasionally prevented this arrangement. In 2005, seven (7) Board members attended our annual meeting of stockholders.

The Board has determined that all of the members of the Board, other than Dr. Lange, are “independent” as that term is defined in the Nasdaq Marketplace Rules. Dr. Lange is not considered independent because he is an executive officer of the Company. In addition, the Board has determined that each member of the Audit Committee also satisfies the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The Board has adopted a charter for each of the three standing committees.

Audit Committee

The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee acts pursuant to a written charter that has been adopted by the Board. A more complete description of the powers and responsibilities delegated to the Audit Committee is set forth in the Audit Committee charter. During the fiscal year ended December 31, 2005, the Audit Committee was composed of three (3) non-employee directors, Messrs. Gutshall and Lee and Dr. McNeil. Mr. Lee served as Chair. The Audit Committee met eleven (11) times during the fiscal year ended December 31, 2005. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Board has further determined that Mr. Lee is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”).

Compensation Committee

The Compensation Committee determines salaries and incentive compensation, grants stock awards to executive officers and employees under our equity plans, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. From January 1, 2005 through April 1, 2005, the Compensation Committee was composed of three (3) non-employee directors, Messrs. Groom and Costa and Dr. Sevastopoulos. Dr. Sevastopoulos served as Chair. From April 1, 2005 through November 30, 2005, the Compensation Committee was composed of three (3) non-employee directors, Messrs. Groom, Costa and Lee. Mr. Costa served as Chair. Following the resignation of Mr. Groom from our board of directors, from December 1, 2005 through December 31, 2005, the Compensation Committee was composed of two (2) non-employee directors, Messrs. Costa and Lee. Mr. Costa served as Chair. The Compensation Committee met four (4) times during the fiscal year December 31, 2005. The Board has determined that all of the members of the Compensation Committee are “independent” as defined in the Nasdaq Marketplace Rules.

Nominating and Governance Committee

The Nominating and Governance Committee establishes qualification standards for Board membership, identifies qualified individuals for Board membership, considers and recommends director nominees for approval by the Board and the stockholders and oversees the administration of bylaw provisions relating to stockholder recommendations for director nominees. The Nominating and Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. The Nominating and Governance Committee also monitors the independence of members of the board of directors under applicable

Nasdaq and Securities and Exchange Commission (“SEC”) standards, oversees the board of directors’ annual self-evaluation and oversees and approves the membership of the boards of directors of our subsidiaries. From January 1, 2005 through May 26, 2005, the Nominating and Governance Committee was composed of two (2) non-employee directors, Mr. Costa and Dr. McNeil, with Mr. Costa serving as Chair from January 1, 2005 through May 26, 2005, and Dr. McNeil serving as Chair from May 26, 2005 through December 31, 2005. From November 30, 2005 through December 31, 2005, the Nominating and Governance Committee was composed of two (2) non-employee directors, Drs. McNeil and Shenk. The Nominating and Governance Committee met two (2) times during the fiscal year ended December 31, 2005. The board of directors has determined that each member of the Nominating and Governance Committee is “independent” as defined in the Nasdaq Marketplace Rules.

The Company’s policy is for the Nominating and Governance Committee to consider stockholder recommendations for director nominee(s) that are submitted in accordance with the Company’s Restated Bylaws. The provisions of the Company’s Restated Bylaws relevant to stockholder submission of director nominee(s) are described in greater detail below. To date, the Company has not received any recommendations from stockholders requesting that the Nominating Committee consider a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement.

In evaluating director nominees, the Nominating and Governance Committee considers the following factors:

•	the appropriate size of the Board;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the skills, experience and reputation of the potential nominee in relation to the capabilities already present on the Board;

•	the judgment and perspective of the potential nominee as developed through business experiences and/or educational endeavors;

•	the ability of the potential nominee to work with other members of the Board and management to further the Company’s goals and increase stockholder value; and

•	the ability of the potential nominee to devote a sufficient amount of time to carry out the duties and responsibilities as a director.

The objective of the Nominating and Governance Committee is to structure a Board that brings to the Company a variety of skills and perspectives developed through high-quality business, professional and educational experience. In doing so, the Nominating and Governance Committee also considers candidates with appropriate non-business backgrounds. Other than the foregoing, there are no stated minimum criteria for director nominees. The Nominating and Governance Committee may, however, consider such other factors as it deems are in the best interests of the Company and its stockholders.

The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service, or if the Nominating and Governance Committee decides not to nominate a member for re-election, the Nominating and Governance Committee will identify the desired skills and experience of a new nominee as outlined above unless the Board determines not to fill the vacancy. To date, the Company has not engaged a third party to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right to do so in the future.

Stockholders may send any recommendations for director nominee(s) or other communications to the Board or any individual director either c/o Secretary, Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California

94025, Attn: Alan C. Mendelson, Esq. or c/o CV Therapeutics, Inc., 3172 Porter Drive, Palo Alto, California, 94304, Attn: General Counsel and Assistant Secretary. All communications received will be reported to the Board or the individual directors, as appropriate. As required under the Company’s Restated Bylaws, any stockholder recommendation for director nominee(s) should include the candidate’s name and qualifications for Board membership, the candidate’s age, business and residence addresses, principal occupation or employment, the number of shares of common stock of the Company beneficially owned by the candidate (if any), a description of all arrangements or understandings (if any) between the stockholder and each nominee or other person(s) pursuant to which the nomination(s) are to be made by the stockholder, and any other information relating to such nominee(s) that is required to be disclosed under the Exchange Act, including, without limitation, the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. In addition, any such stockholder recommendation for director nominee(s) should include the stockholder’s name and address, the number of shares of common stock of the Company beneficially owned by the stockholder, any material interest of such stockholder in the recommendation, and any other information that is required to be provided by the stockholder pursuant to the Exchange Act. To be considered timely and properly brought before an annual meeting of stockholders, any such stockholder recommendation for director nominee(s) must be delivered to the Secretary or the Assistant Secretary no sooner than ninety (90) days and no later than sixty (60) days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders. For any such timely and properly brought stockholder recommendation for director nominee(s) to be included in the proxy statement and form of proxy for an annual meeting of stockholders, the stockholder must provide notice as required by the Exchange Act. For more information, please refer to “Stockholder Proposals” above.

Code of Ethics and Audit Committee and Nominating and Governance Committee Charters

The Board has also adopted a formal code of conduct that applies to all of the Company’s employees, officers and directors. The latest copy of the Code of Ethics, as well as the charters of the Audit Committee and the Nominating and Governance Committee of the Board, are available in the Investors section of the Company’s website at www.cvt.com.

PROPOSAL 2

APPROVAL OF AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Stockholders are requested in this Proposal 2 to approve the amendment and restatement of the CV Therapeutics, Inc. Employee Stock Purchase Plan (the “Purchase Plan”), a copy of which is set forth as Appendix A to this proxy statement.

In April 2006, the Board amended and restated the Purchase Plan, subject to stockholder approval, to provide that the number of shares of common stock reserved for issuance under the Purchase Plan shall, on the day after each annual meeting of the Company’s stockholders for three (3) years beginning with the annual meeting in 2006 and continuing through and including the annual meeting in 2008, be increased automatically by the lesser of (a) 500,000 shares of common stock or (b) a number of shares of common stock as determined by the Board. If approved by the stockholders, this new annual share increase formula will replace the old formula approved by the stockholders in May 2003 (see “Stock Subject to Purchase Plan” below for the formula approved by stockholders in 2003). As the Company has hired over 350 new employees in connection with the commercialization of ACEONR in 2005 and Ranexa™ in 2006, the number of employees eligible to participate in the Purchase Plan has more than tripled since 2003. The Board adopted this new annual share increase formula to ensure that the Company has sufficient shares of common stock reserved for issuance under the Purchase Plan to accommodate this significant growth in the number of employees. The Company believes that the Purchase Plan provides a convenient method for employees to purchase an ownership stake in the Company, which aligns employee and stockholder interests.

As of February 28, 2006, an aggregate of 1,173,889 shares of the Company’s common stock have been reserved for issuance under the Purchase Plan, of which 944,910 shares had been purchased under the Purchase Plan and only 228,979 shares (plus any shares that might in the future be returned to the Purchase Plan as a result of cancellations or expiration of purchase rights) remained available for future grant under the Purchase Plan.

Stockholders are requested in this Proposal 2 to approve the amendment and restatement of the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment and restatement of the Purchase Plan.

The Board Unanimously Recommends a Vote in Favor of Proposal 2.

The material terms of the Purchase Plan are outlined below:

Purpose

The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase common stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code.

Administration

The Board has the power to administer the Purchase Plan and has the power to construe and interpret both the Purchase Plan and the rights granted under it. The Board may delegate these powers to a committee composed of not fewer than two members of the Board, and the Board has delegated these powers to the Compensation Committee of the Board. As used herein with respect to the Purchase Plan, the “Board” refers to the Compensation Committee and to the Board.

The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

Offering Periods; Purchase Periods

The Purchase Plan is implemented by offerings of rights to purchase shares of the common stock of the Company to all eligible employees. These offerings take the form of offering periods, each of which will last for not more than 27 months. Offering periods under the Purchase Plan are currently 24-month periods, which are comprised of 8 quarterly purchase periods. “Purchase dates” under the Purchase Plan will be set for the last day in each quarterly purchase period during an offering period. A new purchase period will begin the day after each purchase date.

If the price of the Company’s common stock on any purchase date is less than the price of such common stock on the first day of the then-current offering period, a new 24-month offering period will automatically begin on the first trading day following that purchase date.

Eligibility

Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company, or by any parent corporation or subsidiary of the Company, each an “affiliate” of the Company, is eligible to participate in the Purchase Plan. An eligible employee will be able to participate in the Purchase Plan on the first day of the first purchase period beginning after the date on which such employee commences employment with the Company or an affiliate of the Company.

No employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any affiliate of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates in any calendar year.

Participation in the Plan

Eligible employees enroll in the Purchase Plan by delivering to the Company, at least one business day prior to the first day of any quarterly purchase period, an agreement authorizing payroll deductions by the Company during the offering period in which the employee enrolls. By enrolling in the Purchase Plan, a participant is deemed to have elected to purchase the maximum number of whole shares of common stock that can be purchased with the compensation withheld during each purchase period within the offering period for which the participant is enrolled.

Purchase Price

The purchase price per share at which shares of common stock are sold during each purchase period under the Purchase Plan is the lesser of (i) 85% of the fair market value of a share of common stock on first day of the offering period (or, for employees who enroll during an offering period, the first date on which he or she participates in the Purchase Plan) or (ii) 85% of the fair market value of a share of common stock on the purchase date. The fair market value of a share of common stock on any date will equal the closing price of a share of common stock on the Nasdaq on that date or, if the common stock is not traded on that date: (i) with respect to a determination for any purchase date, the fair market value of a share of common stock on the preceding trading day; and (ii) with respect to a determination for the first day of any offering period or, for subsequently enrolled employees, the first date on which such employee participates in the Purchase Plan, the fair market value of a share of common stock on the following trading day.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the course of each purchase period. The payroll deductions made for each participant may not be more than 15% of a participant’s cash compensation. Cash compensation is defined in the Purchase Plan as a participant’s regular salary, bonuses, commissions and overtime pay. Participants may change their payroll deduction amount or percentage for a subsequent quarterly purchase period by submitting a new written payroll deduction authorization form to the Company at any time during the offering period. During any quarterly purchase period, a participant may reduce his or her payroll deduction amount or percentage one time (including to zero). All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company.

Purchase of Stock

By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares of common stock of the Company under the Purchase Plan. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of each purchase period at the applicable price. With respect to any purchase period, no participant is eligible to purchase more than 100,000 shares of stock. With respect to any offering period, no participant is eligible to purchase more than 200,000 shares of stock. In the event that the aggregate number of shares which all participants elect to purchase during a purchase period exceeds the number of shares remaining for issuance under the Purchase Plan, the available shares will be ratably divided and any excess cash will be refunded to the participants.

Withdrawal

A participant may withdraw from a given offering period by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period.

Upon any withdrawal from an offering period by the employee, the Company will distribute to the employee his or her accumulated payroll deductions, without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee’s behalf during such offering period, and such employee’s interest in the offering period will be automatically terminated. The employee is not entitled to again participate in that offering period. However, an employee’s withdrawal from an offering period will not have any effect upon such employee’s eligibility to participate in subsequent offering periods under the Purchase Plan as long as the employee is still eligible to participate in the Purchase Plan.

Termination of Employment

Rights granted pursuant to any offering period under the Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason, or the employee’s failure to continue to satisfy the eligibility requirements discussed above, and the Company will distribute to such employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for such employee), without interest.

Restrictions on Transfer

Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

The Board may suspend or terminate the Purchase Plan at any time.

The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within twelve (12) months of its adoption by the Board if the amendment would (i) increase the number of shares of common stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or (iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with Section 423 of the Internal Revenue Code or to comply with the requirements of Rule 16b-3 under the Exchange Act.

Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

Stock Subject to Purchase Plan

As of February 28, 2006, an aggregate of 1,173,889 shares of the Company’s common stock have been reserved for issuance under the Purchase Plan, of which 944,910 shares had been purchased under the Purchase Plan and only 228,979 shares (plus any shares that might in the future be returned to the Purchase Plan as a result of cancellations or expiration of purchase rights) remained available for future grant under the Purchase Plan. Subject to stockholder approval of this Proposal, on the day following each annual meeting of the Company’s stockholders, beginning with the annual meeting in 2006 and continuing through and including the annual meeting in 2008, the number of shares of common stock reserved for issuance under the Purchase Plan shall be increased automatically by the lesser of (a) 500,000 shares of common stock or (b) a number of shares of common stock as determined by the Board. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again become available for issuance under the Purchase Plan. If this Proposal is not approved by the stockholders, on the day following each annual meeting of the Company’s stockholders through and including the annual meeting in 2007, the number of shares of common stock reserved for issuance under the Purchase Plan shall be increased by the lesser of (a) 250,000 shares of common stock or (b) a number of shares of common stock as determined by the Board. The maximum aggregate number of shares that may be purchased by all eligible employees pursuant to an offering is the total number of common stock that are reserved for issuance as of the first day of such offering.

Adjustments upon Changes in Stock

If any change is made in the common stock subject to the Purchase Plan, or subject to any rights granted under the Purchase Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Purchase Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Purchase Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights.

Effect of Certain Corporate Events

In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise or the acquisition by any person, entity or group of the beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Purchase Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase common stock immediately prior to the transaction described above and the participants’ rights under the ongoing offering period terminated.

Federal Income Tax Information

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under the provisions of Section 423 of the Internal Revenue Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) 15% of the fair market value of the stock as of the beginning of the offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as a capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits

Shares of common stock were purchased in the amounts and at the weighted average prices per share under the Purchase Plan as follows: Louis G. Lange, M.D., Ph.D., Chairman of the Board, Chief Executive Officer and Chief Science Officer—8,766 shares and $13.63 per share; Daniel K. Spiegelman, Senior Vice President and Chief Financial Officer—13,433 shares and $10.52 per share; Brent K. Blackburn, Ph.D., Senior Vice President, Drug Discovery and Development—18,973 shares and $10.21 per share; David McCaleb, Senior Vice President, Commercial Operations—6,411 shares and $12.69 per share; Tricia Borga Suvari, Esq., Vice President, General Counsel and Assistant Secretary—7,528 shares and $16.49 per share; all current executive officers as a group—55,111 shares and $11.98 per share; and all employees as a group, other than its current executive officers—889,799 shares and $13.47 per share.

The closing share price for our common stock on the Nasdaq on April 12, 2006 was $21.11.

PROPOSAL 3

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY’S

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Board of Directors has adopted, subject to stockholder approval, the Company’s Amended and Restated Certificate of Incorporation (i) increasing the Company’s authorized number of shares of common stock from 85,000,000 to 180,000,000 shares and (ii) amending the liability and indemnification provisions with respect to the Company’s directors and officers. A copy of the Amended and Restated Certificate of Incorporation is attached as Appendix B to this proxy statement. If this Proposal 3 is approved, the Amended and Restated Certificate of Incorporation will become effective upon filing with the Secretary of State of the State of Delaware.

Purpose and Effect of the Proposed Increase to the Company’s Authorized Number of Shares of Common Stock

The Amended and Restated Certificate of Incorporation, among other things, increases the authorized shares of the Company’s common stock from 85,000,000 shares to 180,000,000 shares. The Board has determined that this increase is advisable and in the best interest of the Company’s stockholders. The Board believes the increase in the authorized shares is necessary to provide the Company with the flexibility to act in the future with respect to financings, acquisitions, stock splits and other corporate purposes, without the delay and expense of obtaining stockholder approval each time an opportunity requiring the issuance of shares may arise.

In addition to the 45,052,027 shares of Common Stock outstanding on April 12, 2006, the Company had reserved as of April 12, 2006 (i) 10,648,568 shares for issuance upon exercise of equity awards and similar rights, and (ii) 16,720,877 shares for issuance upon the exercise of warrants and convertible securities. Consequently, as of April 12, 2006, approximately 12,578,528 shares of common stock remained available for use in connection with the Company’s future financing and other corporate needs. The lack of sufficient authorized common stock available for issuance could unnecessarily limit or delay the Company’s ability to pursue opportunities for future financings, acquisitions and other transactions.

Upon stockholder approval of this proposed amendment, the additional shares might be used, without any further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers, directors or consultants, establishing strategic relationships with other companies and expanding the Company’s business or product lines through the acquisition of other businesses or products.

The additional common stock to be authorized by approval of the Amended and Restated Certificate of Incorporation would have rights identical to the currently outstanding common stock of the Company. Approval of the Amended and Restated Certificate of Incorporation would not immediately affect the rights of the holders of currently outstanding common stock of the Company. To the extent that additional authorized shares of common stock are issued and outstanding in the future, such additional shares would decrease the equity ownership percentage of, and dilute the voting rights of, current holders of common stock. In addition, an issuance of additional shares of common stock by the Company could have an effect on the potential realizable value of a stockholder’s investment. In the absence of a proportionate increase in the Company’s earnings and book value, an increase in the aggregate number of outstanding shares of common stock caused by the issuance of such additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company’s capital stock. If such factors were reflected in the price per share of common stock, the potential realizable value of a stockholder’s investment could be adversely affected.

The additional shares of common stock that would become available for issuance if the proposal were approved could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt and the Board is not currently aware of any such attempts directed at the Company, nevertheless, stockholders should be aware that approval of this Proposal 3 could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Purpose and Effect of the Proposed Amendment to Certain Liability and Indemnification Provisions

The Amended and Restated Certificate of Incorporation, among other things, amends certain liability and indemnification provisions therein. The Board has determined that this amendment is advisable and in the best interest of the Company’s stockholders.

The proposed amendment to the liability and indemnification provisions with respect to the Company’s directors and officers provides as follows:

A. To the maximum extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

B. The Company shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal or civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate is or was a director or officer of the Company or any predecessor of the Company, or serves or served at any other enterprise as a director or officer at the request of the Company or any predecessor to the Company.

C. Neither any amendment nor repeal of these provisions, nor the adoption of any provision of the Company’s certificate of incorporation inconsistent with these provisions, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for these provisions, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent position.

These provisions are consistent with the Restated Bylaws of the Company, the Delaware General Corporation Law and with current practices of similarly situated companies. The Board believes the proposed amendment to the liability and indemnification provisions with respect to the Company’s directors and officers is necessary to provide the Company’s directors and officers with the liability and indemnification provisions provided to directors and officers of similarly situated companies.

The affirmative vote of the holders of a majority of the outstanding shares of the common stock will be required to approve the Company’s Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

The Board Unanimously Recommends a Vote in Favor of Proposal 3.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 and has further directed that management submit the selection of Ernst & Young LLP for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since the Company’s inception in 1990. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Restated Bylaws or otherwise; however, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent registered public accounting firms at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Stockholders are requested in this Proposal 4 to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firms, for the fiscal year ending December 31, 2006. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve this Proposal 4.

The Board Unanimously Recommends a Vote in Favor of Proposal 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 31, 2006 by: (i) each stockholder who is known by us based on publicly available records to own beneficially more than five percent (5%) of our common stock; (ii) the named executive officers; (iii) each director; and (iv) all of our directors and executive officers, as a group. The address for each director and executive officer listed in the table below is c/o CV Therapeutics, Inc., 3172 Porter Drive, Palo Alto, California 94304.

	Shares Beneficially Owned (1)
Beneficial Owner	Number	Percent of Total
FMR Corp. (2) 82 Devonshire Street Boston, Massachusetts 02109	5,005,000	11.14%
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	3,575,983	7.96%
Legg Mason Capital Management, Inc. 100 Light Street Baltimore, MD 21202	2,991,725	6.66%
Goldman, Sachs & Co. 85 Broad Street New York, NY 10004	2,507,621	5.58%
Mazama Capital Management, Inc. One S.W. Columbia, Suite 1500 Portland, Oregon 97258	2,396,308	5.34%
Delaware Management Holdings (3) 2005 Market Street Philadelphia, PA 19103	2,207,066	4.91%
Louis G. Lange, M.D., Ph.D. (4)	803,309	1.79%
Brent K. Blackburn, Ph.D. (5)	319,730	*
Santo J. Costa (6)	53,570	*
Joseph M. Davie, M.D., Ph.D. (7)	1,385	*
Thomas L. Gutshall (8)	91,461	*
Peter Barton Hutt, Esq. (9)	64,250	*
Kenneth B. Lee, Jr. (10)	54,325	*
David McCaleb (11)	295,417	*
Barbara J. McNeil, M.D., Ph.D. (12)	66,050	*
Thomas E. Shenk, Ph.D. (13)	17,666	*
Daniel K. Spiegelman (14)	253,965	*
Tricia Borga Suvari, Esq. (15)	212,710	*
All directors and executive officers as a group (12 persons) (16)	2,233,838	4.95%

*	Represents beneficial ownership of less than one percent (1%).

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within sixty (60) days of January 31, 2006 (or April 1, 2006). Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, all persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentages of beneficial ownership are based on 44,918,898 shares of common stock outstanding as of January 31, 2006, adjusted as required by rules promulgated by the SEC. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which such person or persons has the right to acquire within sixty (60) days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 5,005,000 shares, or 11.14% of our outstanding common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Growth Company Fund, amounted to 4,472,000 shares, or 10.00% of the common stock outstanding. Fidelity Growth Company Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson III, FMR Corp., through its control of Fidelity, and the funds each have sole power to dispose of the 5,005,000 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson III, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. Members of the Edward C. Johnson III family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(3)	Lincoln National Corp. is the ultimate parent of Delaware Management Holdings.

(4)	Includes 682,687 shares issuable upon the exercise of options as of April 1, 2006. Also includes 7,500 shares held in The Louis Lange Family Trust and 2,500 shares held by minors in Dr. Lange’s household. Dr. Lange disclaims beneficial ownership of the shares held in The Louis Lange Family Trust, except to the extent of his pecuniary interests therein.

(5)	Includes 305,624 shares issuable upon the exercise of options as of April 1, 2006.

(6)	Represents 53,750 shares issuable upon the exercise of options as of April 1, 2006.

(7)	Represents 1,388 shares issuable upon the exercise of options as of April 1, 2006.

(8)	Includes 76,750 shares issuable upon the exercise of options as of April 1, 2006. Also includes 3,997 shares held in the Gutshall Family Trust DTD 3-7-90.

(9)	Includes 61,250 shares issuable upon the exercise of options as of April 1, 2006.

(10)	Includes 53,750 shares issuable upon the exercise of options as of April 1, 2006.

(11)	Includes 286,787 shares issuable upon the exercise of options as of April 1, 2006.

(12)	Includes 55,550 shares issuable upon the exercise of options as of April 1, 2006.

(13)	Includes 16,666 shares issuable upon the exercise of options as of April 1, 2006.

(14)	Includes 250,624 shares issuable upon the exercise of options as of April 1, 2006.

(15)	Includes 203,062 shares issuable upon the exercise of options as of April 1, 2006.

(16)	Includes 2,055,888 shares issuable upon the exercise of options held by all directors and executive officers as of April 1, 2006. See footnotes (4)–(15).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by the SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that Dr. Costa G. Sevastopoulos, a director of CV Therapeutics until May 2005, did not timely file a Form 4 for a transaction occurring in April, 2005, but such Form 4 was subsequently filed.

MANAGEMENT

Executive Officers

The names of our chief executive officer and each of our other executive officers as of the end of the last fiscal year, and their ages as of March 31, 2006 are as follows:

Name	Age	Position
Louis G. Lange, M.D., Ph.D.	57	Chairman of the Board, Chief Executive Officer and Chief Science Officer
Daniel K. Spiegelman	47	Senior Vice President and Chief Financial Officer
Brent K. Blackburn, Ph.D.	45	Senior Vice President, Drug Discovery and Development
David McCaleb	52	Senior Vice President, Commercial Operations
Tricia Borga Suvari, Esq.	45	Vice President, General Counsel and Assistant Secretary

Daniel K. Spiegelman has served as our Senior Vice President and Chief Financial Officer since September 1999. From January 1998 to September 1999, Mr. Spiegelman served as our Vice President and Chief Financial Officer. From 1991 until 1998, Mr. Spiegelman was employed by Genentech, Inc., a biotechnology company, holding various positions in the Treasury department, including the position of Treasurer from 1996 to 1998. Mr. Spiegelman is a member of the board of directors of Cyclacel Pharmaceuticals, Inc. Mr. Spiegelman holds a B.A. in Economics from Stanford University and an M.B.A. from Stanford Graduate School of Business.

Brent K. Blackburn, Ph.D., has served as our Senior Vice President, Drug Discovery and Development since January 2004. From January 2002 until January 2004, Dr. Blackburn served as our Senior Vice President, Drug Discovery and Pre-Clinical Development. From June 2000 until January 2002, Dr. Blackburn served as our Vice President, Drug Discovery and Pre-Clinical Development. From September 1997 until June 2000, Dr. Blackburn served as our Vice President, Developmental Research. From 1989 until 1997, Dr. Blackburn served in the Research Department at Genentech, Inc., a biotechnology company. From 1993 to 1997, Dr. Blackburn also served as the project team leader for the oral GPII(b)III(a) antagonist project, a cardiovascular product, in the Development Department at Genentech. Dr. Blackburn holds a B.S. in Chemistry from Texas Christian University and a Ph.D. in Chemistry from the University of Texas at Austin.

David C. McCaleb has served as our Senior Vice President, Commercial Operations since January 2005. From January 2004 to January 2005, he served as our Senior Vice President, Sales and Marketing. From February 2003 to January 2004, he served as our Vice President, Sales and Marketing. From October 1999 to February 2003, he served as our Vice President, Marketing. From 1997 to October 1999, he served as our senior marketing advisor. In 1994, Mr. McCaleb founded McCaleb Associates, a private biotechnology consulting firm, and has served as its President since that time. In this capacity, in addition to consulting for CV Therapeutics, he served as senior marketing advisor to a number of other biotechnology companies, including Gilead Sciences, Inc. and Cephalon, Inc. From 1988 until 1994, Mr. McCaleb held several marketing positions at Amgen, Inc., a biotechnology company. From 1986 until 1988, Mr. McCaleb was marketing manager for respiratory pharmaceuticals at Forest Laboratories. Mr. McCaleb held various sales and marketing positions in the cardiology field at Merck & Co. from 1981 until 1986. Mr. McCaleb holds a B.S. and an M.B.A. from Arizona State University and an M.S. in biology from Marquette University.

Tricia Borga Suvari, Esq., has served as our Vice President, General Counsel and Assistant Secretary since May 2000. From 1991 until 2000, Ms. Suvari was employed by Genentech, Inc., a biotechnology company, holding various positions in the legal department. From 1988 until 1991, Ms. Suvari was employed by the law firm Irell & Manella LLP in Los Angeles. Ms. Suvari holds a B.S. in Geology and Geophysics from Yale College and a J.D. from Harvard Law School.

See “Directors” above for a brief description of the educational background and business experience of Dr. Lange.

EXECUTIVE COMPENSATION

Director Compensation

During the fiscal year ended December 31, 2005, our non-employee directors received an annual retainer of $10,000 and a payment of $5,000 per meeting for each of the regularly scheduled meetings of the board attended (or $500 if attendance was by telephone). Members of the Audit, Compensation and Nominating and Governance Committees receive an additional annual retainer of $5,000 for each committee on which the member serves, except that the chair of each of the Audit, Compensation and Nominating and Governance Committees receives an additional annual retainer of $10,000. Directors are also reimbursed for reasonable expenses in connection with attendance at board and committee meetings. For each board member, the aggregate total annual retainer owed to such board member is paid in quarterly installments each year. Dr. Lange is not separately compensated for his services as a director.

Historically, each of our non-employee directors received stock option grants to purchase shares of common stock under our Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). No options were granted under this plan during the fiscal year ended December 31, 2005.

In April 2005, we terminated our Directors’ Plan and approved our Non-Employee Director Equity Compensation Policy (the “Director Equity Policy”), under which non-employee directors automatically receive grants of stock awards under our 2000 Equity Incentive Plan. However, options outstanding at the time of such termination remain outstanding under our Directors’ Plan.

Under our Director Equity Policy, all non-employee directors are to receive option grants on the same terms and conditions as those previously set forth in our Directors’ Plan. Specifically, commencing after our 2005 Annual Meeting held on May 26, 2005, and with respect to each annual meeting of stockholders at which directors are elected thereafter, each non-employee director initially elected to be a non-employee director by our board of directors or stockholders will, upon such initial election, automatically be awarded an option to purchase 25,000 shares of common stock with an exercise price equal to one hundred percent (100%) of the fair market value on the date of grant (the “Initial Option”). Additionally, commencing with our 2005 Annual Meeting held on May 26, 2005, and with respect to each annual meeting of stockholders at which directors are elected thereafter, each existing non-employee director will automatically be awarded an option to purchase 7,500 shares of common stock (the “Annual Replenishment Option”) with an exercise price equal to one hundred percent (100%) of the fair market value on the date of grant.

Each Initial Option and Annual Replenishment Option will be a nonstatutory stock option subject to the terms and conditions of the 2000 Equity Incentive Plan. Each Initial Option will vest at the rate of 1/36th per month over thirty six (36) months from the date of grant of the Initial Option, and each Annual Replenishment Option will vest at the rate of 1/12th per month over twelve (12) months from the date of grant. Furthermore, Initial Options and Annual Replenishment Options will vest only during the optionholder’s Continuous Service (as defined in the Incentive Plan); provided, however, that our Compensation Committee has the power to accelerate the time during which an option may vest or be exercised.

Initial Options and Annual Replenishment Options will terminate upon the earlier of (i) ten (10) years after the date of grant or (ii) six (6) months after the date of termination of the optionholder’s Continuous Service (or such longer or shorter period as the Compensation Committee may specify), or, if the termination of Continuous Service is due to the optionholder’s death, eighteen (18) months after the date of the optionholder’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution (or such longer or shorter period as the Compensation Committee may specify).

During the fiscal year ended December 31, 2005, Annual Replenishment options to acquire 7,500 shares of common stock at an exercise price of $19.91 per share were granted to each non-employee member of the board under our 2000 Equity Incentive Plan. Dr. Sevastopoulos did not receive an Annual Replenishment Option, as he resigned from our board of directors in May 2005 prior to our 2005 annual meeting of stockholders. In April 2005, Dr. Sevastopoulos was appointed as a director of CV Therapeutics Europe Limited, our wholly owned subsidiary. In connection with his appointment as a director of CV Therapeutics Europe Limited, Dr. Sevastopoulos received a grant of 5,000 shares of common stock with an exercise price equal to one hundred percent (100%) of the fair market value on the date of grant. Mr. Groom resigned from our board of directors in December 2005. Prior to his resignation, Mr. Groom was appointed as a director of CV Therapeutics Europe Limited. In connection with his appointment as a director of CV Therapeutics Europe Limited, Mr. Groom received a grant of 5,000 shares of common stock with an exercise price equal to one hundred percent (100%) of the fair market value on the date of grant.

In April 2005, in connection with Dr. Sevastopoulos’ service on the board of directors of CV Therapeutics Europe Limited, our board of directors amended the following three stock options that had been granted to Dr. Sevastopoulos under the Directors’ Plan: an option grant dated May 16, 2000 for 7,500 shares of our common stock with an exercise price of $37.125 per share; an option grant dated May 29, 2001 for 7,500 shares of our common stock with an exercise price of $49.00 per share; and, an option grant dated May 22, 2003 for 7,500 shares of our common stock with an exercise price of $23.94 per share. In November 2005, in connection with Mr. Groom’s service on the board of directors of CV Therapeutics Europe Limited, our board of directors amended an option grant dated May 29, 2001 for 25,000 shares of our common stock with an exercise price of $49.00 per share that had been granted to Mr. Groom under the Directors’ Plan. The three amended options for Dr. Sevastopoulos and the one amended option for Mr. Groom were amended to provide for continued exercisability of the options for so long as the optionee continues to provide continuous and uninterrupted service as an employee, consultant or director of CV Therapeutics or an affiliate (as such term is defined in the Directors’ Plan) of CV Therapeutics, even if his service as a non-employee director on our board of directors has ended. The amendment of Dr. Sevastopoulos’ options further provided that each of the options shall terminate on the earlier of (i) the expiration date of such option or (ii) the date that is six (6) months following the date of termination of his continuous service as an employee, consultant or director of CV Therapeutics or an affiliate of CV Therapeutics. The amendment of Mr. Groom’s option further provided that the option shall terminate on the earliest of (i) the expiration date of such option, (ii) the date that is six (6) months following the date of termination of his continuous service as an employee, consultant or director of CV Therapeutics or an affiliate of CV Therapeutics or (iii) December 31, 2006. All other terms of the amended options remained unchanged.

Compensation of Executive Officers

The following table sets forth, for the fiscal years ended December 31, 2003, 2004 and 2005, certain compensation awarded or paid to, or earned by, our chief executive officer and each of our other four most highly compensated executive officers as of the end of the last fiscal year, including salary, bonuses, stock options, restricted stock units (“RSUs”) and certain other compensation. We refer to these individuals elsewhere as the “named executive officers.”

Summary Compensation Table

	Annual Compensation			Other Annual Compensation ($)(3)			Long-Term Compensation	All Other Compensation ($)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)				Securities Underlying Options/RSUs (#)(4)
Louis G. Lange, M.D., Ph.D. Chairman of the Board, Chief Executive Officer and Chief Science Officer	2005 2004 2003	$600,000 475,000 440,000	$525,000 525,000 250,000	$	— — 43,750	(5)	325,000 — 175,000	$14,000 13,000 10,000	(6) (7) (8)

Daniel K. Spiegelman Senior Vice President and Chief Financial Officer	2005 2004 2003	300,000 267,500 260,000	165,000 160,000 75,000		— — 20,000	(5)	60,000 — 75,000	14,000 13,000 10,000	(6) (7) (8)

Brent K. Blackburn, Ph.D. Senior Vice President, Drug Discovery and Development	2005 2004 2003	300,000 272,500 247,500	165,000 160,000 80,000		— — 16,000	(5)	60,000 — 75,000	14,000 13,000 10,000	(6) (7) (8)

David McCaleb Senior Vice President, Commercial Operations	2005 2004 2003	253,000 240,000 221,500	125,000 120,000 60,000		20,000 20,000 20,000	(5) (5) (5)	60,000 — 60,000	14,000 13,000 10,000	(6) (7) (8)

Tricia Borga Suvari, Esq. Vice President, General Counsel and Assistant Secretary	2005 2004 2003	274,000 234,487 225,000	120,000 120,000 60,000		— — —		60,000 — 50,000	14,000 13,000 10,000	(6) (7) (8)

(1)	Includes amounts earned but deferred at the election of the executive, such as salary deferrals under our 401(k) Plan.

(2)	These bonus amounts do not include any amounts attributable to our Long-Term Incentive Plan, whose participants include named executive officers. Our Long-Term Incentive Plan does not presently permit individual participants to elect to defer any of their compensation; however, we may make contributions to the Long-Term Incentive Plan with the approval of our board of directors. To date, the only contribution to the Long-Term Incentive Plan was a company contribution in 2003. With respect to any company contribution under the Long-Term Incentive Plan, each participant’s individual contribution amount is subject to vesting based on continued service to the Company, in accordance with the following schedule: 10% vests on the one-year anniversary of the date the Company contribution is credited; 20% vests on the two-year anniversary of the date the Company contribution is credited; and 70% vests on the three-year anniversary of the date the company contribution is credited. All Company contributions are distributable only upon certain specified future events pursuant to the terms of the Long-Term Incentive Plan. In the case of the 2003 Company contribution, 10% vested in January 2004, 20% vested in January 2005 and 70% vested in January 2006, subject to continued service with the company. With respect to each of the following named executive officers, such officer’s account vested in the following respective amounts under our Long-Term Incentive Plan in January 2005: $54,000 for Dr. Lange, $27,000 for Mr. Spiegelman, $25,000 for Dr. Blackburn, $21,000 for Mr. McCaleb, and $21,000 for Ms. Suvari.

(3)	As permitted under rules promulgated by the SEC, no amounts are shown for any named executive officer with respect to certain “perquisites” where such amounts do not exceed the lesser of (i) ten percent (10%) of the sum of the amounts of Salary and Bonus for the named executive officer or (ii) $50,000.

(4)

In addition to the options and RSU awards listed in the Summary Compensation Table, each named executive officer also received a grant of a stock appreciation right (“SAR”) in January 2005. These SAR grants are described in detail below under “Option Grants in Last Fiscal Year”, and in note 10 to our consolidated financial statements for the fiscal year ended December 31, 2005. These SAR grants are not included in this table because payments under the SAR awards may be settled in cash, common stock or other property, and because the number of shares of our common stock underlying the SAR awards cannot be calculated.

(5)	Consists of loan amounts forgiven pursuant to the terms of a loan in effect as of July 30, 2002, the effective date of the Sarbanes-Oxley Act of 2002.

(6)	Consists of our matching contribution under the 401(k) Plan for 2005. For 2005, we made a discretionary matching contribution to all eligible participants in our 401(k) Plan in the form of cash and shares of common stock. All eligible participants in the 401(k) Plan were allocated this matching contribution on January 9, 2006, with the number of shares being allocated to participants’ accounts based on the closing price of the common stock on that date ($25.11 per share). Each of Dr. Lange, Mr. Spiegelman, Dr. Blackburn, Mr. McCaleb and Ms. Suvari received a matching contribution of 336 shares of common stock (with a value on the allocation date of $6,981 based on the price per share on such date) and $7,019 in cash.

(7)	Consists of our matching contribution under the 401(k) Plan for 2004. For 2004, we made a discretionary matching contribution to all eligible participants in our 401(k) Plan in the form of cash and shares of common stock. All eligible participants in the 401(k) Plan were allocated this matching contribution on January 24, 2005, with the number of shares being allocated to participants’ accounts based on the closing price of the common stock on that date ($19.31 per share). Each of Dr. Lange, Mr. Spiegelman, Dr. Blackburn, Mr. McCaleb and Ms. Suvari received a matching contribution of 336 shares of common stock (with a value on the allocation date of $6,488 based on the price per share on such date) and $6,512 in cash.

(8)	Consists of our matching contribution under the 401(k) Plan for 2003. For 2003, we made a discretionary matching contribution to all eligible participants in our 401(k) Plan in the form of shares of common stock. All eligible participants in the 401(k) Plan were allocated this matching contribution on January 13, 2004, with the number of shares being allocated to participants’ accounts based on the closing price of the common stock on that date ($14.67 per share). Each of Dr. Lange, Mr. Spiegelman, Dr. Blackburn, Mr. McCaleb and Ms. Suvari received a matching contribution of 681 shares of common stock (with a value on the allocation date of $10,000 based on the price per share on such date).

Option Grants in Last Fiscal Year

We presently grant options to our executive officers under our 2000 Equity Incentive Plan (the “Incentive Plan”), although in the past, we have granted options to our executive officers and other officers and employees under the 1992 Stock Option Plan (the “1992 Plan”), the 1994 Equity Incentive Plan (the “1994 Plan”) and the 2000 Nonstatutory Incentive Plan. The 1992 Plan and the 1994 Plan terminated in May 2000 and the 2000 Nonstatutory Incentive Plan terminated in May 2004; however, options outstanding at the time of the termination if each plan remain outstanding. As of January 31, 2006, options to purchase an aggregate of 7,224,749 shares were outstanding under the Incentive Plan, the 2000 Nonstatutory Incentive Plan, the 1994 Plan and the 1992 Plan, and 1,730,564 shares remained available for grant under the Incentive Plan. During the fiscal year ended December 31, 2005, grants of stock options, stock appreciation rights (“SARs”) and RSUs were made to the named executive officers under our 2000 Equity Incentive Plan.

The following table provides information pertaining to grants of stock options, SARs and RSUs made to each of our named executive officers in 2005.

	Individual Grants								Expiration Date	Potential Realizable value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(4)
	Securities Underlying Stock Options/RSUs/SARs Granted (#)				% of Total Options/RSUs Granted to Employees in Fiscal 2005 (%)(3)		Exercise Price Per Share ($)

Name	Options(1)	RSUs		SARs(2)
										5%	10%
Louis G. Lange, M.D. Ph.D.	36,000 — — — —	— — 60,000 48,000 181,000	(7) (9) (10)	— 175,000 — — —	1.3 N/A 2.2 1.7 6.5	% % % %	$24.94 N/A — — —	(5) (6) (8) (8) (8)	12/5/ 2015 1/3/ 2009 1/3/ 2009 12/5/ 2009 12/22/ 2009	$1,462,487 N/A 677,399 455,107 541,967	$2,328,766 N/A 2,020,458 1,752,703 6,675,403
Daniel K. Spiegelman	15,000 — — —	— — 25,000 20,000	(7) (9)	— 75,000 — —	0.5 N/A 0.9 0.7	% % %	24.94 N/A — —	(5) (6) (8) (8)	12/5/ 2015 1/3/ 2009 1/3/ 2009 12/5/ 2009	609,369 N/A 698,916 606,295	970,319 N/A 841,858 730,293
Brent K. Blackburn, Ph.D.	15,000 — — —	— — 25,000 20,000	(7) (9)	— 75,000 — —	0.5 N/A 0.9 0.7	% % %	24.94 N/A — —	(5) (6) (8) (8)	12/5/ 2015 1/3/ 2009 1/3/ 2009 12/5/ 2009	609,369 N/A 698,916 606,295	970,319 N/A 841,858 730,293
David C. McCaleb	15,000 — — —	— — 25,000 20,000	(7) (9)	— 75,000 — —	0.5 N/A 0.9 0.7	% % %	24.94 N/A — —	(5) (6) (8) (8)	12/5/ 2015 1/3/ 2009 1/3/ 2009 12/5/ 2009	609,369 N/A 698,916 606,295	970,319 N/A 841,858 730,293
Tricia Borga Suvari, Esq.	15,000 — — —	— — 25,000 20,000	(7) (9)	— 75,000 — —	0.5 N/A 0.9 0.7	% % %	24.94 N/A — —	(5) (6) (8) (8)	12/5/ 2015 1/3/ 2009 1/3/ 2009 12/5/ 2009	609,369 N/A 698,916 606,295	970,319 N/A 841,858 730,293

(1)	Consists of options to purchase shares of our common stock granted on December 5, 2005. Each of the options vests in forty-eight (48) equal monthly installments beginning on the date of grant.

(2)	The numbers presented in this column represent the number of SARs awarded, not the number of shares of common stock underlying the SAR awards. Twenty five percent (25%) of each SAR grant will be automatically exercised on the one (1)-year, two (2)-year, three (3)-year and four (4)-year anniversaries of the January 2005 grant date. For purposes of the SAR payout on the first anniversary of the grant date, the payment amount on the January 2006 settlement date equaled the excess of our stock price on the settlement date over the $26.45 base exercise price, with the potential payment amount capped at $30 per share. The Company’s stock price is calculated based on the volume-weighted average price over the preceding one (1)-year measurement period prior to the automatic exercise date. The SARs may be settled, at our option, in cash, common stock or other property. In January 2006, the board of directors modified the SAR terms relating to the calculation of compensation under the SARs for purposes of settlement on the second, third and fourth anniversaries of the January 2005 grant date, although the other terms of the SAR remain unchanged.

(3)	Based on an aggregate of approximately 2,789,000 options and RSUs granted during 2005 to our employees, non-employee directors and consultants, including options and RSUs granted to our named executive officers. As the SAR awards may be settled, at our option, in cash, common stock or other property, there are no shares reserved against future settlement of the SARs. As a result, we have entered “N/A” for each SAR award in this column.

(4)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. There can be no assurance provided to any executive office or any other holder of our securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers. RSUs are valued using a 4-year term.

(5)	Options are granted at an exercise price equal to the closing market price per share on the day before the date of grant.

(6)	SAR recipients are not required to pay an exercise price upon exercise of the SAR. Instead, when the SAR vests, the SAR recipient will receive compensation, if any, calculated with reference to the SAR’s base value, which is a predetermined price of $26.45, representing a 15% premium to the market price on the grant date.

(7)	Vests in forty-eight (48) equal monthly installments beginning on the date of grant, except that vesting will accelerate if CV Therapeutics satisfies a performance milestone relating to the achievement of product revenues. Distribution of vested shares of common stock will occur on the two (2)-year, three (3)-year and four (4)-year anniversaries of the January 2005 grant date.

(8)	There is no exercise price for these RSU grants. Upon payout, the named executive officer is entitled to receive one (1) share of common stock for each one (1) RSU.

(9)	Vests in forty-eight (48) equal monthly installments beginning on the date of grant. Distribution of vested shares of common stock will occur on the one (1)-year, two (2)-year, three (3)-year and four (4)-year anniversaries of the December 2005 grant date.

(10)	20,169 shares of this grant vested effective December 22, 2005; the remaining RSUs vest quarterly over four years starting on the date of grant. Distribution of vested shares of common stock will occur on the twelve (12) month anniversary of each vesting date.

As more fully described in “Certain Relationships and Related Transactions—Employment Agreement” below, on January 1, 2006, we granted Dr. Lange an RSU grant for 20,694 shares of our common stock.

Aggregate Option Exercises in Fiscal 2005 and December 31, 2005 Option Values

The following table sets forth information for any options exercised by each of the named executive officers during fiscal year 2005, and the number and value of securities underlying unexercised options held by each of the named executive officers at December 31, 2005:

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2005 (2)		Value of Unexercised In-the-Money Options at December 31, 2005 (3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Louis G. Lange, M.D., Ph.D.	—	—	652,000	183,500	$2,974,635	$1,165,375
Daniel K. Spiegelman	26,500	$423,160	237,500	77,500	633,475	502,775
Brent K. Blackburn, Ph.D.	8,000	133,823	292,500	77,500	1,650,713	502,775
David McCaleb	—	—	277,100	61,000	1,807,473	396,140
Tricia Borga Suvari, Esq.	—	—	194,000	56,000	439,810	338,290

(1)	Value realized is based on the fair market value of our common stock on the date of exercise minus the exercise price (or the actual sales price if the shares were sold by the optionee simultaneously with the exercise) without taking into account any taxes that may be payable in connection with the transaction.

(2)	Reflects shares vested and unvested at December 31, 2005. Certain options granted under the Incentive Plan are immediately exercisable, but are subject to our right to repurchase unvested shares on termination of employment.

(3)	Based on the fair market value of our common stock at December 31, 2005 ($24.73 per share) minus the exercise price of the options.

Equity Compensation Plan Information

We have two equity compensation plans that have been approved by our stockholders: the 2000 Equity Incentive Plan and the Employee Stock Purchase Plan. We have had two equity compensation plans that have not been approved by our stockholders: the 2000 Nonstatutory Incentive Plan and the 2004 Employment Commencement Incentive Plan. The 2000 Nonstatutory Incentive Plan was adopted before the current rules requiring stockholder approval of all equity plans went into effect, and was terminated in May 2004 as to any further grants thereunder. The 2004 Employment Commencement Incentive Plan was approved by our board of directors in December 2004 to provide for the grant of stock awards which are intended to be stand-alone inducement awards as permitted pursuant to Nasdaq Marketplace Rule 4350(i)(1)(A)(iv). Only newly hired employees who have not previously been an employee or director of the Company or an affiliate, or following a bona fide period of non-employment by the Company or an affiliate, are eligible to participate in the 2004 Employment Commencement Incentive Plan. The following table sets forth the number and weighted-average exercise price of securities to be issued upon exercise of outstanding options and RSUs and the number of securities remaining available for future issuance under all of our equity compensation plans, at December 31, 2005:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders (2)	4,519,415	$28.05	2,114,155
Equity Compensation Plans Not Approved by Security Holders	4,055,016	$25.54	43,900

Total	8,574,431	$25.86	2,158,055

(1)	Represents weighted average exercise price for options only. There is no exercise price for our RSU grants.

(2)	Information for our Employee Stock Purchase Plan is included in the “Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans” column only.

For a brief description of the material features of all of our equity compensation plans, please see note 10 to our consolidated financial statements for the fiscal year ended December 31, 2005.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2005, the following individuals served on our Compensation Committee: Santo J. Costa, John Groom, Kenneth B. Lee, Jr. and Costa G. Sevastopoulos, Ph.D. There are and were no interlocking relationships between our board of directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION*

The Compensation Committee of the Board reviews and makes recommendations to the Board regarding approval of the Company’s executive compensation policies, determines the type and level of compensation for executive officers, reviews the performance of the Chief Executive Officer, and oversees the administration of the Company’s equity plans (including the 2000 Equity Incentive Plan) and other executive compensation plans such as annual bonus plans. As of December 31, 2005, the Compensation Committee consisted of the following non-employee directors: Santo J. Costa (Chair) and Kenneth B. Lee, Jr. During the year ended December 31, 2005, non-employee directors Costa G. Sevastopoulos, Ph.D. and John R. Groom each also served on the Committee for a portion of the year. None of the former or current Compensation Committee members is or has been at any time an officer, employee or consultant to the Company.

Among other duties, the Compensation Committee annually evaluates the performance, and determines the compensation, of the Company’s Chief Executive Officer and the other executive officers, based upon a combination of factors, including the Company’s accomplishments, individual performance and comparisons with other biotechnology and biopharmaceutical companies. The Compensation Committee also considers recommendations of the Chief Executive Officer as relates to officers other than the Chief Executive Officer and individual compensation components, such as annual bonuses. The Compensation Committee meets at scheduled times during the year and holds additional meetings from time to time to review and discuss executive compensation issues.

The following is the report of the Compensation Committee describing the compensation policies and rationales applicable to the Company’s executive officers and Chief Executive Officer with regard to the compensation payable to such personnel for the fiscal year ended December 31, 2005. Of note, during 2005 and early 2006, the Company launched its first commercial product and obtained marketing approval for its lead development candidate, recruited and deployed its first sales force thereby significantly increasing the size of the Company and the complexity of its operations in this time frame, and continued to advance programs in its development pipeline, thus placing the Company in a relatively small category of comparable biopharmaceutical companies.

Compensation Philosophy

The Company’s executive compensation policies are designed to achieve the following primary objectives: (1) to attract and retain the highest quality executives capable of leading the Company to achieve its business objectives; (2) to offer competitive compensation opportunities that reward individual contributions and corporate performance; and (3) to align the interests of executive officers and stockholders through long-term equity compensation in order to motivate executive officers to contribute to the long-term success and value of the Company for stockholders. The components of executive compensation used to support these objectives are base salary, potential annual bonus, as well as potential incentive compensation through equity awards and stock ownership. The Compensation Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

The Compensation Committee also examines peer group compensation practices to set the Company’s executive officer compensation appropriately, based on individual and Company performance relative to peers. Companies examined for comparative purposes may, but need not, include those comprising the Nasdaq Stock Market (U.S.) Index and the Nasdaq Biotechnology Index, as well as some or all of the companies included in the market indices in the graph included under “Performance Measurement Comparison” in this proxy statement,

*	The material in this report is not “soliciting material,” is not deemed “filed” with the Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

labor market competitors and other companies regarded as having best practices in the area of executive compensation. Periodic reviews are undertaken of the comparative companies and their compensation practices, as well as review of comprehensive published biopharmaceutical and biotechnology compensation survey information.

Base Salary

The base salary component is designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in the biopharmaceutical industry. The base salary for each officer when newly hired is set on the basis of multiple factors, including the officer’s qualifications, experience, prior salary, whether there are competing offers, internal equity and the salary levels in effect for comparable positions within the Company’s principal peers. The executive officers’ salaries are targeted at the mid-range to the survey data. Year-to-year adjustments to each executive officer’s base salary are based upon individual performance for the year and changes in the general level of base salaries of persons in comparable positions within the industry. In December 2005, the Compensation Committee met to review and approve executive officer salary increases. After considering the factors above, the Chief Executive Officer’s input with respect to the executive officers (other than the Chief Executive Officer), and changes in responsibilities that took place during the year, the Compensation Committee approved salary increases resulting in the base salary levels as shown in the “Summary Compensation Table” in this proxy statement.

Bonuses

Each year the Compensation Committee approves annual bonus goals, with associated weightings, and then evaluates the Company’s performance in general and against these pre-specified annual bonus goals in order to decide whether to award bonuses, if any, and to set bonus amounts. The pre-specified bonus goals typically include goals tied to research, development and commercialization milestones, such as the initiation or completion of clinical studies and the preparation for and launch of approved products and sales milestones. The pre-specified goals typically also include other indications of Company performance, such as goals related to strategic decisions or the Company’s balance sheet. At year end, the Compensation Committee approves the percentage achieved for each pre-specified goal, along with the overall percent of corporate goal achievement for purposes of annual bonus plan payouts. Evaluation of the goals necessarily involves a subjective assessment of corporate performance by the Compensation Committee. Moreover, the Compensation Committee does not base its considerations on any single performance factor, but rather considers a mix of factors in evaluating Company and individual performance. These factors include, in order of importance, the Company’s accomplishments during the year (including assessment of performance against the annual bonus goals), the individual performance of each employee (including each executive officer), and comparison with other biotechnology and biopharmaceutical companies.

For 2005, all regular employees (including executive officers) of the Company were eligible to receive cash bonuses payable in 2006 based upon individual and corporate accomplishments in 2005, including assessment of performance against the pre-specified annual bonus goals. In December 2005, the Compensation Committee met and reviewed executive officer performance and Company performance against the 2005 goals established at the beginning of the year. The “Summary Compensation Table” in this proxy statement shows the bonuses earned by the executive officers in 2005 (which were paid in March 2006). The amounts of such bonuses for executive officers other than the Chief Executive Officer were based upon the recommendation of the Chief Executive Officer, subject to review and approval of the Compensation Committee. For 2005, the Compensation Committee determined that the Company met over ninety percent (90%) of its annual bonus goals for the year, including goals relating to (i) the successful completion of an approval-enabling phase III clinical study of the Company’s lead product Ranexa™ (ranolazine extended-release tablets), (ii) the submission of a new drug application amendment to the United States Food and Drug Administration (“FDA”) for Ranexa and the Company’s progress toward approval and launch of Ranexa which occurred in early 2006, (iii) the Company’s progress in conducting the on-going phase III MERLIN TIMI-36 clinical study of Ranexa intended to broaden product labeling, (iv) the successful completion of the first phase III clinical study of regadenoson and the status of the second phase III study of the product candidate and preparations for potential approval submissions, (v) the Company’s ability to move other product candidates into clinical development, such as CVT-6883, and (vi) the Company’s establishment of commercialization infrastructure including the hiring and deployment of a national cardiovascular specialty sales force of approximately 250 personnel under the co-promotion arrangement relating to ACEON® (perindopril erbumine) Tablets in conjunction with the FDA’s approval of a significant labeling expansion for that product. The Company also achieved other significant accomplishments in 2005, including the Company’s June 2005 equity and convertible debt offerings for $330 million, and the performance of Company’s stock during the year (which ranked 8th out of 19 companies in the peer group and well above the median in that group, which had a mean stock price increase of 7% and a median decline of 2% compared to a 13% increase in the price of the Company’s stock).

Long-Term Incentives

The Compensation Committee periodically provides the Company’s executive officers and other employees with long-term incentive compensation. The Compensation Committee believes that these stock awards are a critical component of a competitive compensation package in the biopharmaceutical industry. The Compensation Committee also believes that stock awards effectively reward employees for Company success over time, and that providing stock awards to employees was a significant factor in recent Company achievements, as illustrated by stockholder returns over the past year. This is in part because stock awards provide the Company’s officers and other employees with the opportunity to purchase or receive and maintain an equity interest in the Company and share in the appreciation of the value of the Company’s common stock, thus directly motivating executives and other employees to maximize long-term stockholder value. The stock awards also utilize vesting periods and/or distribution limitations, to encourage retention of key executives and other employees by the Company. Finally, equity awards align the interests of executive officers and other employees with those of stockholders, by providing a substantial economic stake in the long-term appreciation of the Company’s common stock.

The Compensation Committee is sensitive to the concerns of stockholders regarding the dilutive impact of stock options, in particular as the Company has grown in size, adding over 350 new employees in connection with the commercialization of ACEON® in 2005 and Ranexa™ in 2006. Accordingly, the Company’s equity programs are designed to reflect an appropriate balance between dilution concerns and the Company’s need to remain competitive by recruiting and retaining highly performing employees. Starting in 2004 the Compensation Committee has extensively reviewed available compensation tools and alternative incentives, the importance of long-term incentives, potential impacts and estimated costs, and other factors such as stockholder dilution, changes in accounting principles relating to equity awards, and the changing landscape of executive compensation. Based on its reviews, starting in 2004 the Compensation Committee recommended mechanisms to provide alternative incentives besides stock option grants, including restricted stock unit grants (“RSUs”) and stock appreciation rights (“SARs”), as well as modifications to the Company’s discretionary match formula under its 401(k) plan. The Board adopted these recommendations, and in January 2005, in lieu of option grants the Compensation Committee approved a broad-based grant of RSUs to Company employees including executive officers, and a grant of SARs to a limited number of Company employees including executive officers. Consistent with this approach, in December 2005 the Compensation Committee approved grants of RSUs and stock options to a limited number of Company employees including executive officers, and in January 2006 also approved a second broad-based grant of RSUs to Company employees. In 2005 and early 2006, the Compensation Committee approved technical amendments to the previously granted SARs. To date, all stock awards granted to executive officers and employees have been granted with exercise prices equal to the fair market value of the Company’s common stock on the date of grant, except that the January 2005 SAR grants were priced at a premium to the then fair market value of the Company’s common stock. Equity awards to executive officers are shown in “Executive Compensation—Compensation of Executive Officers,” in this proxy statement.

Similar to the approach with respect to annual bonuses, as part of the determination of what new equity awards, if any, to grant to employees (including executive officers), the Compensation Committee considers the grant of each award subjectively, considering a mix of factors rather than just a single performance factor. These factors include the Company’s accomplishments during the year, the individual performance of each employee (including each executive officer), the past and anticipated future contribution to the attainment of the Company’s long-term strategic performance goals, and comparison with other biotechnology and biopharmaceutical companies and their equity award practices. Long-term incentives granted in prior years, including the type of previously granted awards (e.g., stock options, RSUs and/or SARs) and the number of unvested shares covered by such awards, are also taken into consideration.

Chief Executive Officer Compensation

The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. In 2005, Louis G. Lange received a base salary of $600,000. Dr. Lange’s salary was determined on the basis of discussions among members of the Compensation Committee with due regard for his qualifications, experience, prior salary, and competitive salary information. Dr. Lange’s base salary for 2005 was established in part by comparing the base salaries of chief executive officers at other biopharmaceutical companies of similar characteristics. In awarding stock awards to him, the Compensation Committee considered Dr. Lange’s performance, the overall contribution to the Company and the Company’s accomplishments, as well as the number of unvested awards and total number of awards to be granted. In December 2005 Dr. Lange received RSU and stock option grants, on the same terms as described above. In addition, Dr. Lange received a cash bonus of $525,000. As with other executive officers, total compensation was based, in part, on the Company’s accomplishments and Dr. Lange’s contributions described above. Dr. Lange’s compensation including equity awards is shown in “Executive Compensation—Compensation of Executive Officers,” above.

On December 22, 2005, the Company entered into an employment agreement with Dr. Lange. The terms of this agreement are described in detail below in “Certain Relationships and Related Transactions—Employment Agreement”.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Code disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1,000,000 in any taxable year for each of the named executive officers. Compensation above $1,000,000 may be deducted if it is “performance-based compensation.” The Compensation Committee has considered the potential effect of Section 162(m) of the Code on compensation paid to the Company’s executive officers. The Compensation Committee has determined that, where practical, stock options and restricted stock granted to executive officers under the Company’s stock plans with a per share purchase price at least equal to the fair market value of the Company’s common stock on the date of grant shall be treated as “performance-based compensation,” provided, however, that options to purchase common stock granted to certain executive officers in 1997 may not be eligible for such treatment.

From the 2005 members of the Compensation Committee of the Company:

Santo J. Costa (Chair)

Kenneth B. Lee, Jr.

*	The material in this report is not “soliciting material,” is not deemed “filed” with the Commission, and is not to be incorporated by reference into any filing of the Company under the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

REPORT OF THE AUDIT COMMITTEE*

The Audit Committee of the Board is composed of independent directors, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and Rule 10A-3 of the Exchange Act, and operates under a written Audit Committee charter adopted by the Board, available in the Investors section of the Company’s website at www.cvt.com. During the fiscal year ended December 31, 2005, the members of the Audit Committee were Thomas L. Gutshall, Kenneth B. Lee, Jr. and Barbara J. McNeil, M.D., Ph.D. The Audit Committee recommends to the Board the selection of the Company’s independent registered public accounting firm.

The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. The independent registered public accounting firm is responsible for reporting on management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and for providing its own report on the effectiveness of internal control over financial reporting. The independent registered public accounting firm is also responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to oversee the accounting and financial reporting processes of the Company and the audits of the internal controls and financial statements of the Company pursuant to the Audit Committee’s written charter.

In this context, the Audit Committee has met and held many discussions with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. For the fiscal year ended December 31, 2005, management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management. The Committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC and other applicable regulations. The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and Ernst & Young LLP report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting.

Ernst & Young LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which written disclosures state that Ernst & Young LLP are independent certified public accountants with respect to the Company within the meaning of the federal securities laws and the rules and regulations thereunder, and the Audit Committee discussed with Ernst & Young LLP that firm’s independence.

The Committee discussed with the Company’s management and Ernst & Young LLP the overall scope and plans for their respective audits. The Committee meets with the Company’s management and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, Ernst & Young LLP’s evaluations of the Company’s internal control, including internal control over financial reporting, and the overall quality of the Company’s financial reporting, and the overall quality of the Company’s financial reporting.

Based upon the Audit Committee’s discussion with management and Ernst & Young LLP and the Audit Committee’s review of the representations of management and the report of Ernst & Young LLP to the Audit

Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

The following table sets forth the aggregate fees billed or to be billed by Ernst & Young LLP for the following services during fiscal 2004 and 2005:

Description of Services	2004 Fees	2005 Fees
Audit fees (1)	$645,682	$803,232
Audit-related fees (2)	$21,597	$22,500
Tax fees (3)	$60,764	$72,594
All other fees (4)	$2,224	$3,460

Total	$730,226	$899,685

(1)	Audit Fees: represent the aggregate fees billed or to be billed for professional services rendered for the audits of our annual consolidated financial statements and for internal control over financial reporting and for the review of the financial statements included in our quarterly reports during such period, or for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, for example, in 2004 and 2005 fees for review of registration statements on Form S-8, convertible debt offering services, review of registration statements on Form S-3 and amendments to such registration statements. 100% of these services for 2005 and 2004 were pre-approved by the Audit Committee.

(2)	Audit-Related Fees: represent the aggregate fees billed or to be billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements but that are not included as Audit Fees, for example, fees for the audit of our 401(k) plan in 2004 and 2005. 100% of these services for 2005 and 2004 were pre-approved by the Audit Committee.

(3)	Tax Fees: represent the aggregate fees billed or to be billed for professional services rendered for tax compliance for example, fees for professional services in connection with our 2004 Ohio tax return, 2005 United Kingdom tax return, and fees for general tax advice and tax planning. 100% of these services for 2005 and 2004 were pre-approved by the Audit Committee.

(4)	All Other Fees: represent the aggregate fees billed for products and services other than audit, audit-related and tax fees. 100% of these services for 2005 and 2004 were pre-approved by the Audit Committee.

In accordance with the Audit Committee charter, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may elect to delegate pre-approval authority to one or more designated committee members in accordance with its charter. The Audit Committee considers whether such audit or non-audit services are consistent with the SEC’s rules on auditor independence.

From the 2005 members of the Audit Committee of the Company:

Kenneth B. Lee, Jr. (Chair)

Thomas L. Gutshall

Barbara J. McNeil, M.D., Ph.D.

*	This section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Performance Measurement Comparison*

The following graph and table show the total stockholder return of an investment of $100 in cash since the close of the market on December 31, 2000 through December 31, 2005 for (i) the Company’s common stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Nasdaq Biotechnology Index. All values assume reinvestment of the full amount of all dividends, although dividends have not been declared on the Company’s common stock.

Measurement Period Ended	CV Therapeutics, Inc	Nasdaq	Nasdaq Biotechnology
December 31, 2001	$73.53	$79.08	$80.72
December 31, 2002	25.75	55.95	44.83
December 31, 2003	20.81	83.35	62.82
December 31, 2004	32.51	90.64	65.43
December 31, 2005	34.95	92.73	83.51

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) prohibits all loans to executive officers and directors of a public company and also prohibits any material modifications to loans outstanding at the time of enactment of the Sarbanes-Oxley Act on July 30, 2002. At the time of the enactment of the Sarbanes-Oxley Act, we had loans outstanding to Drs. Lange and Blackburn, and to Messrs. Spiegelman and McCaleb, under arrangements put in place before the enactment of such legislation. All loan arrangements between us and Drs. Lange and Blackburn and Mr. Spiegelman have been concluded, and as disclosed below, the loan arrangement between us and Mr. McCaleb was concluded in January 2005. As a result there are no outstanding loan arrangements between us and any of our executive officers. In accordance with such legislation, we will not provide any new loans to directors or executive officers.

In February 2000, the Company made a loan to Mr. McCaleb in the principal amount of $100,000 at an annual interest rate of six and twenty-one one-hundredths percent (6.21%) pursuant to a promissory note secured by deed of trust on Mr. McCaleb’s residence. In January 2005, the remaining outstanding principal balance of $20,000 was forgiven in accordance with the loan terms. As a result, there are no outstanding loan arrangements between the Company and Mr. McCaleb.

Executive Severance Benefits Agreements

We entered into executive severance agreements approved by our board of directors with each of Drs. Lange, Blackburn and Mr. Spiegelman in February 1999, with Mr. McCaleb in October 1999 and with Ms. Suvari in August 2000. Subsequently, in November 2002 our board of directors approved amended executive severance benefits agreements with each of the named executive officers, and also approved new executive severance benefits agreements with additional non-executive officers as well as a severance plan covering all of our full-time employees. In addition, in September 2005 our board of directors approved amended and restated executive severance benefits agreements with Mr. McCaleb and Ms. Suvari, and also approved new executive severance benefit agreements with additional non-executive officers. Dr. Lange’s executive severance agreement was terminated in connection with the employment agreement he entered into in December 2005, as described more fully below.

Under the amended agreements with Dr. Blackburn and Mr. Spiegelman and under the amended and restated agreements with Mr. McCaleb and Ms. Suvari, in connection with a change of control of the company, all of the executive’s then-outstanding options will become immediately and fully vested and exercisable, subject to the terms of the agreement. In addition, if the executive’s employment with us is terminated without cause or the executive is constructively terminated within thirteen (13) months following a change of control of the company, the executive is entitled to receive the following additional severance benefits subject to the terms of the agreement: a payment equal to eighteen (18) months of such executive’s base salary at the time of termination; a payment equal to one hundred and fifty percent (150%) percent of such executive’s annual bonus (if any) in the year prior to the change in control; continued health benefits for eighteen (18) months following termination; and in the event that any benefits would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, an additional gross-up payment sufficient to cover all excise taxes (including any interest or penalties) on such benefits as well as all federal, state and local taxes and excise taxes (including any interest or penalties) on the gross-up payment itself.

Employment Agreement

In December 2005, we entered into an employment agreement with Dr. Lange. The employment agreement supersedes Dr. Lange’s previous severance agreement and any other agreement Dr. Lange entered into with us relating to severance benefits. The employment agreement provides that Dr. Lange will serve as our Chairman of the Board, Chief Executive Officer and Chief Science Officer.

Dr. Lange’s minimum base salary pursuant to the employment agreement is $624,000 per year effective January 1, 2006, and, based on periodic review by our Compensation Committee of Dr. Lange’s base salary in relation to comparator and peer groups and in relation to his performance, may be increased by the Compensation

Committee from time to time. The Compensation Committee shall review and set Dr. Lange’s annual bonus compensation in relation to comparator and peer groups and in relation to CV Therapeutics’ and his performance, with the target annual bonus established by our board of directors to be no less favorable than the target annual bonus for Dr. Lange as of the December 2005 effective date of the employment agreement. In connection with the execution of the employment agreement, on December 22, 2005, we granted Dr. Lange an RSU grant for 181,000 shares of our common stock, and on January 1, 2006, we granted Dr. Lange an RSU grant for 20,694 shares of our common stock. 20,169 shares of common stock underlying the December 22, 2005 RSU grant vested on the grant date. The remaining 160,831 shares of common stock underlying the December 22, 2005 RSU grant will vest with respect to 5.54% of the shares of common stock underlying such grant, and all of the shares of common stock underlying the January 1, 2006 RSU grant will vest with respect to 5.625% of the shares of common stock underlying such grant, in either case, at the end of each three-month period commencing on the respective grant date, so as to be 100% vested on the fourth anniversary of the respective grant date provided that Dr. Lange remains in continuous employment with us through each vesting date.

The employment agreement has an eight-year term, provided that either we or Dr. Lange may terminate Dr. Lange’s employment at any time and for any reason. In the event of such a termination by us without cause or by Dr. Lange for good reason (including a termination by reason of Dr. Lange’s death or disability), we are required to make a severance payment to Dr. Lange in the amount of 200% of his base salary, 200% of his average annual bonus (with such average annual bonus to be calculated based on the annual bonuses received by Dr. Lange in the three full calendar years prior to the year in which such termination occurs), and a pro rata amount of his target annual bonus for the year in which such termination occurs. We will also continue to pay health benefit premiums for Dr. Lange and his family for 18 months (or, if such termination occurs within 18 months following a change of control, 24 months) following such termination. In addition, in connection with any such termination, all of Dr. Lange’s outstanding options to purchase common stock will vest in full, his RSU grants will continue to vest for an additional twelve months and the time during which Dr. Lange may exercise certain of his options will be extended. We are obligated to make a gross-up payment to Dr. Lange in the event that the severance payment is subject to excise taxes.

Under Dr. Lange’s employment agreement, effective December 2005, Dr. Lange is entitled to receive from the Company reimbursement for the following: all expenses reasonably incurred by him in connection with the performance of his duties; a monthly allowance of $1,000 for the use of an automobile; reimbursement for financial, legal and IT support and assistance expenses of up to $25,000 annually; supplemental long-term disability insurance providing no less than $10,000 per month in additional coverage; and reimbursement for reasonable attorney’s fees incurred by him in connection with the negotiation of the employment agreement, not to exceed $30,000.

Following Dr. Lange’s employment with the Company and until he reaches the age of 70, our board of directors will look favorably upon nominating Dr. Lange for continued service as a member of our board of directors and will give serious consideration to having Dr. Lange remain as the Chairman of the Board.

Ernst & Young LLP

Kenneth B. Lee, Jr., who was appointed to the board of directors and the Audit Committee of the board of directors in January 2002, was a partner at Ernst & Young LLP until December 31, 2001. Ernst & Young LLP has audited our consolidated financial statements since our inception and has been selected by the board of directors as our independent registered public accounting firm for the fiscal year ending December 31, 2006. While at Ernst & Young LLP, Mr. Lee was the partner in charge of auditing our financial statements prior to 1995. Prior to appointing Mr. Lee to the board of directors and to the Audit Committee, the board of directors determined that Mr. Lee’s prior relationship with Ernst & Young LLP would not hinder their respective independence or ability to act in the best interests of the company and its stockholders, Mr. Lee’s ability to serve on the board of directors and the Audit Committee, or Ernst & Young LLP’s ability to serve as our independent registered public accounting firm. In addition, the board has determined that Mr. Lee satisfies the independence requirements for board members under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards, and also satisfies the independence requirements for members of the Audit Committee under Rule 10A-3(b)(1) of the Exchange Act.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board

Alan C. Mendelson

Secretary

May     , 2006

APPENDIX A

CV Therapeutics, Inc.

EMPLOYEE STOCK PURCHASE PLAN

Adopted September 23, 1996

Approved by the Stockholders November 1996

Amended by the Board of Directors February 23 and March 31, 2000

Approved by the Stockholders May 16, 2000

Amended and Restated by the Board of Directors April 1, 2003

With Share Increases Effective May 30, 2001, June 8, 2002, May 22, 2003 and May 26, 2004

Amended and Restated by the Board of Directors April 3, 2006

1.    PURPOSE.

(a)    The purpose of the Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of CV Therapeutics, Inc., a Delaware corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

(b)    The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

(c)    The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d)    The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2.    ADMINISTRATION.

(a)    The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b)    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(c)    The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.    SHARES SUBJECT TO THE PLAN.

(a)    Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate nine hundred twenty-three thousand eight hundred eighty nine (923,889) shares of the Company’s common stock (the “Reserved Shares”). In addition, on the day following each annual meeting of the Company’s stockholders beginning with the meeting in 2006, and continuing through and including the meeting in 2008, the number of Reserved Shares will be increased automatically by the lesser of (i) five hundred thousand (500,000) shares or (ii) a lesser number of shares as determined by the Board. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

(b)    The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.    GRANT OF RIGHTS; OFFERING.

(a)    The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

(b)    If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.

5.    ELIGIBILITY.

(a)    Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

(b)    The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

(c)    No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(d)    An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(e)    Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.    RIGHTS; PURCHASE PRICE.

(a)    On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee’s Earnings (as defined by the Board for each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

(b)    In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c)    The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.    PARTICIPATION; WITHDRAWAL; TERMINATION.

(a)    An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee’s Earnings (as defined by the Board for each Offering) during the Offering. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

(b)    At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c)    Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

(d)    Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.    EXERCISE.

(a)    On each Purchase Date specified therefor in the relevant Offering, each participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

(b)    No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.    COVENANTS OF THE COMPANY.

(a)    During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

(b)    The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.    USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.    RIGHTS AS A STOCKHOLDER.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shareholdings acquired upon exercise of rights hereunder are recorded in the books of the Company.

12.    ADJUSTMENTS UPON CHANGES IN STOCK.

(a)    If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b)    In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated.

13.    AMENDMENT OF THE PLAN.

(a)    The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of shares reserved for rights under the Plan;

(ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”)); or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

(b) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.    DESIGNATION OF BENEFICIARY.

(a)    A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

(b)    Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.    TERMINATION OR SUSPENSION OF THE PLAN.

(a)    The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)    Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.    EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the same day that the Company’s initial public offering of shares of common stock becomes effective (the “Effective Date”), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.

APPENDIX B

CV Therapeutics, Inc.

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

(filed pursuant to sec. 242 & 245)

OF

CV THERAPEUTICS, INC.

Louis G. Lange, M.D., Ph.D. does hereby certify:

1. He is the Chairman of the Board and Chief Executive Officer of CV Therapeutics, Inc., a corporation organized and existing under the laws of the state of Delaware. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 11, 1990.

2. The Amended and Restated Certificate of Incorporation, as amended, of this Corporation is hereby amended and restated as follows:

I.

The name of this Corporation is CV Therapeutics, Inc.

II.

The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

IV.

A.    The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is one hundred eighty five million (185,000,000) shares. One hundred eighty million (180,000,000) shares shall be Common Stock each having a par value of one tenth of one cent ($.001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($.001).

B.    The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a “Preferred Stock Designation”) pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C.    The rights, preferences, privileges and restrictions granted to and imposed on the first series of such Preferred Stock, the Series A Junior Participating Preferred Stock, are as set forth below in this Fourth Article.

Section 1.    Designation and Amount. Eight hundred fifty thousand (850,000) shares of Preferred Stock, $.001 par value, are designated “Series A Junior Participating Preferred Stock” with the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions specified herein (the “Junior Preferred Stock”). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Junior Preferred Stock.

Section 2.    Dividends and Distributions.

(A)    Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of April, July, October and January in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share of fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)    The Corporation shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)    Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior

Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3.    Voting Rights. The holders of the Junior Preferred Stock shall have the following voting rights:

(A)    Subject to the provision for adjustment hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which the holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)    Except as otherwise provided herein, in any Preferred Stock Designation or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)    Except as set forth herein, or as otherwise provided by law, holders of Junior Preferred Stock shall have not special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.    Certain Restrictions.

(A)    Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)    The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.    Reacquired Shares. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred stock subject to the conditions and restrictions on issuance set forth herein, or in any Preferred Stock Designation or as otherwise required by law.

Section 6.    Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provisions for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.    Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transactions in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changes into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changes or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.    No Redemption. The shares of Junior Preferred Stock shall not be redeemable.

Section 9.    Rank. The Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of Preferred Stock.

Section 10.    Amendment. This Amended and Restated Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Junior Preferred Stock, voting together as a single class.

V.

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.

(1) The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors.

(2) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the date on which the Corporation is no longer subject to Section 2115 of the California Corporations Code (the “Qualifying Record Date”), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the Qualifying Record Date, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders, following the Qualifying Record Date, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Qualifying Record Date, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(3) Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of voting stock of the Corporation, entitled to vote at an election of directors (the “Voting Stock”) or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then-outstanding shares of the Voting Stock.

(4) Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

B.

(1) Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

(2) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

(3) No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

(4) Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or (iv) by the holders of the shares entitled to cast not less than percent (10%) of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

(5) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

VI.

A.    To the maximum extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

B.    The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal or civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

C.    Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of the Corporation’s certificate of incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent position.

VII.

A.    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in Section 10 of paragraph C of Article IV and paragraph B of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B.    Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Amended and Restated Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII.

The foregoing Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors.

The foregoing Amended and Restated Certificate of Incorporation has been duly approved by the vote of the stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law. The total number of outstanding shares of the Corporation entitled to vote on the amendment was                  shares of Common Stock as of                 , 2006. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the Common Stock.

I further declare under penalty of perjury under the laws of the state of Delaware that the matters set forth in this Amended and Restated Certificate of Incorporation are true and correct.

Louis G. Lange, M.D., Ph.D.
Chairman of the Board and
Chief Executive Officer

CV THERAPEUTICS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, June 6, 2006

8:00 a.m.

3172 Porter Drive

Palo Alto, California 94304

CV THERAPEUTICS, INC. 3172 Porter Drive Palo Alto, California 94304	proxy

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2006

The undersigned hereby appoints Louis G. Lange, M.D., Ph.D. and Daniel K. Spiegelman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of stock of CV Therapeutics, Inc. (the “Company”), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 3172 Porter Drive, Palo Alto, California 94304 on Tuesday, June 6, 2006, at 8:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. noon (CT) on June 5, 2006.
•	Please have your proxy card and the last 4-digits of your U.S. Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/cvtx/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. noon (CT) on June 5, 2006.
•	Please have your proxy card and the last 4-digits of your U.S. Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to CV Therapeutics, Inc., c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò Please detach here ò

The Board of Directors recommends a vote FOR the election of all nominees listed in Proposal 1 and a vote FOR Proposals 2, 3 and 4.

1.     To elect three (3) directors of the Company, each to serve until the 2009 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

Nominees:    01  Louis G. Lange    02  Peter Barton Hutt    03  Thomas E. Shenk

	☐ Vote FOR all nominees listed (except as marked)	☐	Vote WITHHELD from all nominees listed
(Instruction: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To approve the amendment and restatement of the Company’s Employee Stock Purchase Plan.	☐ For	☐ Against	☐ Abstain

3.     To approve the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation in order to (i) increase the Company’s authorized number of shares of common stock from 85,000,000 shares to 180,000,000 shares and (ii) amend the liability and indemnification provisions with respect to the Company’s directors and officers.

	☐ For	☐ Against	☐ Abstain

4. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2006.	☐ For	☐ Against	☐ Abstain

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE ☐ AND NOTE BELOW:	Dated: _________________________, 2006

Signature(s) in Box

Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.